Exhibit 99.1

FOR IMMEDIATE RELEASE

Arotech and Ephraim Fields of Echo Lake Capital Settle Proxy Contest

Ann Arbor, Michigan – March 28, 2016 – Arotech Corporation (NasdaqGM: ARTX) and Mr. Ephraim Fields of Echo Lake Capital, Arotech’s largest stockholder, today announced an agreement (the “Agreement”) to settle their pending proxy contest in connection with Arotech’s 2016 Annual Meeting of Stockholders. Under terms of the Agreement, Mr. Lawrence F. Hagenbuch, a nominee on Mr. Fields’s proposed slate of directors, has joined Arotech’s Board as a Class II director, and has been appointed to Arotech’s Compensation, Nominating, and Executive and Finance Committees. In order to make room for Mr. Hagenbuch, Dr. Jay M. Eastman has stepped down from the Board. As part of the Agreement, Arotech and Admiralty Partners, Inc. will shorten their voting agreement by one year. Additionally, Mr. Fields will withdraw his slate of director nominees and will vote for the election of the slate of directors that will be nominated by Arotech at the 2016 Annual Meeting of Stockholders. A copy of the Agreement will be filed with the Securities and Exchange Commission.

“I’m very pleased to have this issue behind us, as I believe this settlement of the proxy contest is in the best interest of the Company and all of our stockholders. We can now focus our united efforts on continuing to build value for our stockholders,” commented Steven Esses, Arotech President and CEO.

“As Arotech’s largest shareholder, I am very pleased that we have been able to resolve this situation. Since I began this campaign, the Board has made several changes and significant shareholder value has been created. I believe Larry Hagenbuch can help the Board create even more shareholder value because of his extensive operational experience (having served in senior management positions for AlixPartners, and GE / GE Capital) and his experience as a director of Remy International, Inc. for eight years (until it was sold for approximately $1.2 billion),” said Mr. Fields.

Jon Kutler, Lead Independent Director of Arotech, also endorsed the settlement, noting that “This resolution will enable management to focus on running Arotech’s business and pursuing the best interests of Arotech, its stockholders, employees and customers.”

THE COMPANY WILL FILE A PROXY STATEMENT IN CONNECTION WITH ITS 2016 ANNUAL MEETING OF STOCKHOLDERS AND ADVISES STOCKHOLDERS TO READ THAT PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of that proxy statement and other documents (when available) that the Company files with the Securities and Exchange Commission (the “Commission”) at the Commission’s website at http://www.sec.gov and at the Company’s website at http://www.arotech.com.

The Company, its directors and its nominee to stand for election at the Company’s 2016 annual meeting of stockholders may be deemed to be participants in the solicitation of proxies in connection with that meeting. These persons may have interests in the solicitation by reason of their beneficial ownership of shares of the Company’s common stock and by virtue of agreements and arrangements with the Company. Information about the beneficial ownership of the directors is available by accessing the Company’s proxy statement filed with the Commission on March 30, 2015, as supplemented by such changes that have been or will be reflected on Forms 3, 4 and 5 filed with the Commission and that will be reflected in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders. The Company’s nominee for director, Rear Admiral (Ret.) James J. Quinn, who is not currently a director of the Company has an interest in being nominated and elected as a director of the Company, but as of the date hereof does not beneficially own any securities of the Company.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers and advanced zinc-air and lithium batteries and chargers. Arotech operates two major business divisions: Training and Simulation, and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Michigan, South Carolina, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.

Investor Relations Contacts:

Brett Maas / Rob Fink
Hayden IR
(646) 536.7331 / (646) 415.8972
ARTX@haydenir.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.